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                                                                   EXHIBIT 10.12











                        CAPITAL ONE FINANCIAL CORPORATION
                        EXCESS BENEFIT CASH BALANCE PLAN











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                        CAPITAL ONE FINANCIAL CORPORATION
                        EXCESS BENEFIT CASH BALANCE PLAN


                                TABLE OF CONTENTS

SECTION 1
Purpose

SECTION 2
Definitions
        2.1    Actuarial Equivalent
        2.2    Alternate Payee
        2.3    Beneficiary
        2.4    Benefit Payment Date
        2.5    Board
        2.6    Cash Balance Plan
        2.7    Cash Balance Plan Account
        2.8    Change of Control
        2.9    Code
        2.10   Committee
        2.11   Company
        2.12   Distribution
        2.13   Distribution Date
        2.14   Domestic Relations Order
        2.15   Effective Date
        2.16   Eligible Employee
        2.17   ERISA
        2.18   Excess Benefit Account
        2.19   Interest Credits
        2.20   Limitations Adjustment
        2.21   Opening Account Balance
        2.22   Participant
        2.23   Plan
        2.24   Spouse

SECTION 3
Benefits
        3.1    Basic Benefit
        3.2    Form and Timing of Payments
        3.3    Payments Upon Death
        3.4    Payment Upon Change of Control

SECTION 4
Amendment or Termination
        4.1    Right to Terminate
        4.2    Right to Amend
        4.3    Assignment by Company

SECTION 5
General Provisions
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        5.1    No Funding
        5.2    ERISA Exemption
        5.3    No Contract of Employment
        5.4    Withholding Taxes
        5.5    Restrictions on Transfer
        5.6    Domestic Relations Order/Alternate Payee
        5.7    Administration
        5.8    Construction
        5.9    Binding Upon Successors and Assigns
        5.10   Life Insurance and Funding
        5.11   Form of Communication












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                        CAPITAL ONE FINANCIAL CORPORATION
                        EXCESS BENEFIT CASH BALANCE PLAN

                                    SECTION 1
                                     Purpose

        This Excess Benefit Cash Balance Plan was established by the Board of Directors of Capital One Financial Corporation on October 28, 1994 for the benefit of Employees whose benefits at retirement otherwise payable under the Capital One Financial Corporation Cash Balance Plan are limited by law. Benefits provided pursuant to this plan take into account limitations on benefits accrued by an Employee under the Employee Retirement Plan as well as the Cash Balance Plan.

        The Board has determined that the benefits to be paid to Employees under this Plan constitute reasonable compensation for the services rendered and to be rendered by the Employees.


                                    SECTION 2
                                   Definitions

        2.1 Actuarial Equivalent. As used in the Plan, the term shall have the same meaning and shall be applied in the same manner as used and applied in the Company's Cash Balance Plan.

        2.2 Alternate Payee. Any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

        2.3 Beneficiary. The person(s) or entity designated by the Participant to receive his or her benefits under the Plan in a writing filed with the Company. If the Participant fails to make a designation or if the person(s) designated do not survive the Participant, the Beneficiary shall be the person or entity who is to receive benefits otherwise payable to a Participant under the Cash Balance Plan in the event of the Participant's death.

        2.4 Benefit Payment Date. The date as of which the benefits computed under Section 3 become payable (which shall be the same date as of which benefits under the Cash Balance Plan begin to be paid or are paid).

        2.5    Board. The Board of Directors of the Company.

        2.6 Cash Balance Plan. The Cash Balance Pension Plan adopted effective on the first to occur of January 1, 1995 and the Distribution Date.

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        2.7    Cash Balance Plan Account. The hypothetical bookkeeping account established and maintained for each Participant in the Cash Balance Plan that reflects the Participant's accrued benefits in that plan, including benefit liabilities of the Participant under the Signet Cash Balance Plan transferred to and assumed by the Cash Balance Plan.

        2.8    Change of Control. Any of the following events:

                  (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

               (b) Individuals who constitute the Board immediately prior to, or at the time of consummation of, the Distribution (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Distribution Date whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

               (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business

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Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

               (d) (i) a complete liquidation or dissolution of the Company or of (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

               (e) Neither the sale of Company common stock in an initial public offering, nor the distribution of Company common stock by Capital One's parent corporation to its shareholders in a transaction to which Section 355 of the Internal Revenue Code applies, nor any restructuring of the Company or its Board of Directors in contemplation of or as the result of either of such events, shall constitute a Change of Control.

        2.9    Code. The Internal Revenue Code of 1986, as amended.

        2.10 Committee. The Administrative Committee of the Company's Cash Balance Pension Plan.

        2.11 Company. Capital One Financial Corporation or any successor by merger or otherwise.

        2.12 Distribution. The distribution of the Company's common stock to stockholders of the Company's parent corporation in a transaction to which Code section 355 applies.

        2.13   Distribution Date. The date the Distribution occurs.

        2.14 Domestic Relations Order. Any judgement, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant made pursuant to a State domestic relations law (including a community property law).

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        2.15   Effective Date. The first to occur of January 1, 1995 and the
Distribution Date.

        2.16 Eligible Employee. An employee who is approved from time to time by the Compensation Committee as eligible to participate in either of the Company's Short-Term or Long-Term Cash Incentive Plans, an employee designated to participate in a cash incentive plan covering senior management employees, or an employee whose taxable compensation paid by the Company with respect to the calendar year preceding the year of determination and each year thereafter equals or exceeds 300% of the Social Security table wage base.

        2.17 ERISA. The Employment Retirement Income Security Act of 1974, as amended.

        2.18 Excess Benefit Account. A hypothetical bookkeeping account established and maintained by the Company in connection with the Plan for each Participant that reflects (a) the sum of the value of the Participant's benefits that would have been accrued under the (i) Employee Retirement Plan through December 31, 1992 and (ii) under the Signet Cash Balance Plan (determined without a Limitations Adjustment) and would have constituted the Participant's Opening Account Balance without a Limitations Adjustment, (b) credits that would have been made or benefits that would have been available to the Participant under the Cash Balance Plan from time to time (including the Participant's Opening Account Balance) without a Limitations Adjustment, and (c) Interest Credits that would have been credited to the Participant's account in the Cash Balance Plan without a Limitations Adjustment.

        2.19 Interest Credits. The credits to a Participant's Excess Benefit Account made in the same manner and at the same rate as provided in the Cash Balance Plan but without a Limitations Adjustment.

        2.20 Limitations Adjustment. An adjustment that reduces benefits that would otherwise be or have been accrued by a Participant, under either the Employee Retirement Plan, the Signet Cash Balance Plan or the Cash Balance Plan, or all three, because of the application of Code sections 415 or 401(a)(17) or any other sections of the Code that now impose or in the future may limit the amount or method of computing benefits under the Cash Balance Plan.

        2.21 Opening Account Balance. The value of the Participant's accrued benefit in the Cash Balance Plan as of the effective date of that Plan credited for the benefit of the Participant to a hypothetical bookkeeping account and benefit accruals after the effective date to the date of participation in this Plan.

        2.22 Participant. An Eligible Employee who is not an Ineligible Employee (or Beneficiary of an Eligible Employee who is not an Ineligible Employee) who is now or in the future becomes a participant in the Cash Balance Plan and who is or becomes entitled

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to receive benefits under Section 3. Notwithstanding the foregoing, no person shall become a Participant on or after December 31, 1995.

        2.23 Plan. The Capital One Financial Corporation Excess Benefit Cash Balance Plan.

        2.24 Spouse. The person who is the Participant's "spouse" as such term is defined in the Cash Balance Plan.


                                    SECTION 3
                                    Benefits

        3.1 Basic Benefit. A Participant (or his or her Beneficiary) who receives payment of benefits under the Cash Balance Plan shall be entitled to receive under this Plan a benefit based upon the difference between (a) the Participant's Excess Benefit Account and (b) the Participant's Cash Balance Plan Account.

        3.2 Form and Timing of Payments. The difference determined in 3.1 shall be paid to the Participant (or the Participant's Beneficiary) in the same form as the Participant's benefits shall be paid from the Cash Balance Plan. If the Participant's benefit under the Cash Balance Plan is paid in a form other than a lump sum, the difference determined in Section 3.1 shall be paid under this Plan in a form that is the Actuarial Equivalent to the Participant's payments under the Cash Balance Plan. All adjustments, actuarial or otherwise, shall be based on the factors, methods and assumptions used in administering the Cash Balance Plan. Payment of the benefit under this Plan shall begin on the date on which the Participant's (or Beneficiary's) benefit begins to be paid or is paid under the terms of the Cash Balance Plan and shall terminate with the last payment due under the Cash Balance Plan.

        3.3 Payments Upon Death. The Beneficiary of a Participant who dies before his or her Benefit Commencement Date (as defined in the Cash Balance
Plan) shall be entitled to receive a benefit under this Plan based on the difference determined in Section 3.1. Such benefit shall be paid to the Participant's Beneficiary as provided in Section 3.2.

        3.4 Payment Upon Change of Control. Notwithstanding any other provision of the Plan to the contrary, and unless the Eligible Employee made and filed with the Company as soon as practicable after becoming a Participant, but in any event not later than six months before the occurrence of a Change of Control, an irrevocable election to defer receipt of payment of his Account to his Retirement or earlier termination of employment if a Change of Control occurs, the Company shall pay to such Participant, Beneficiary and Alternate Payee of the Participant, within 30 days of a Change of Control a lump sum in cash in an amount equal to the amount credited to his or her Account as of the Change of Control.


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        3.5    Notwithstanding any other provision of the Plan, the Plan shall be 'frozen' (within the meaning of Treas. Reg. Section 1.401(a)(4)(13)(c)(3)(i)) as of December 31, 1995; no amounts shall be credited to any Participant's Excess Benefit Account after that date.


                                    SECTION 4
                            Amendment or Termination

        4.1 Right to Terminate. The Board may, in its sole discretion, terminate this Plan at any time. If the Plan is terminated, each Participant, former Participant or Beneficiary whose benefits are not in pay status shall be entitled to (a) begin to receive installment payments as provided, in Section 3, or (b) receive a lump sum payment equal to the balance in his Cash Balance Plan Account (including the unpaid balance in the Cash Balance Plan Account) of a Participant whose benefits are in pay status), as determined by the Company. The single lump sum payment shall be made as soon as practicable (but not later than 60 days) following the date of the Plan is terminated and shall be in lieu of any other benefit which may be payable to the Participant, former Participant or Beneficiary under the Plan.

        4.2 Right to Amend. The Board may, in its sole discretion, amend this Plan in any way, provided no amendment shall adversely affect the rights of a Participant, former Participant or Beneficiary with respect to amounts credited to a Participant's, former Participant's or Beneficiary's Account as of the date of the amendment.

        4.3 Assignment by Company. The Company has the unconditional right to assign its responsibilities and obligations under this Plan to a successor or other entity without notice to Participants, Beneficiaries or Alternate Payees.


                                    SECTION 5
                               General Provisions

        5.1 No Funding. Nothing contained in this Plan shall require an Employer to segregate any assets from their general funds, or to create any trusts, or to make any special deposits for any amounts to be paid to any Participant, former Participant or Beneficiary. Participants, former Participants and any Beneficiary of a Participant shall not have the right, title or interest in or to any specific funds or property of any Employer, and their interest shall be those of a general creditor.

        5.2 ERISA Exemption. The Plan is an unfunded plan of deferred compensation covering a select group of management or highly compensated employees, intended to be exempt from the participation, vesting, funding and fiduciary provisions of ERISA pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of that statute.

        5.3 No Contract of Employment. The existence of this Plan does not constitute a contract for continued employment between an Eligible Executive or a Participant and his Employer.

        5.4 Withholding Taxes. All payments under the Plan shall be subject to and net of an amount sufficient to satisfy all federal, state or local withholding tax requirements.

        5.5 Restrictions on Transfer. Any benefits to which a Participant, his Beneficiary or Alternate Payee may become entitled under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance, and any attempt to do so is void. Benefits are not subject to attachment or legal process for the debts, contracts, liabilities, engagements or torts of a Participant, his Beneficiary or Alternate Payee. This Plan does not give a Participant, his Beneficiary or Alternate Payee any interest, lien, or claim against any specific assets of the Company. Participants and their Beneficiaries have only the rights of general creditors of the Company.

        5.6    Domestic Relations Order/ Alternate Payee.

               (a) Notwithstanding the provisions of Section 5.5, an Alternate Payee shall be entitled to receive a benefit under the Plan, computed by reference to the Participant's benefit in accordance with the terms of the Domestic Relations Order, at the time and in the manner benefits begin to be paid or are paid to the Participant. If the Alternate Payee predeceases the Participant before payments begin to be paid or are paid to the Participant, the Alternate Payee's interest in the Plan shall begin to be paid or shall be paid
(i) at the time and in the manner the Alternate Payee would have received or began to receive payment had the Alternate Payee survived, and (ii) if not inconsistent with the terms of the Domestic Relations Order, to the person or persons designated by the Alternate Payee in a writing filed with and acknowledged by the Company, or, if no writing has been filed or if the person or persons designated predecease the Alternate Payee, to the legal representative of the Alternate Payee.

               (b) The Domestic Relations Order shall clearly specify (i) the name and last known mailing address of the Participant and the name and mailing address of each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's benefit to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, and
(iii) any limitation on the number of payments or period to which such order applies. The Company shall not be required to make payments to an Alternate Payee pursuant to a Domestic Relations Order that requires the Plan to (i) provide any type or form of benefit, or payment option, not otherwise provided under the Plan, (ii) provide increased benefits (determined on the basis of actuarial value), or (iii) pay benefits to an Alternate Payee otherwise required to be paid to another Alternate Payee under an order previously determined to be a Domestic Relations Order.

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               (c) The Company shall have the right to delay any payment of a benefit under the Plan to an Alternate Payee for up to 180 days if necessary to determine whether the Domestic Relations Order complies with the provisions of this section.

               (d) If an Alternate Payee cannot be located after a diligent search has been conducted, the interest of the Alternate Payee can be forfeited at the direction of the Company at any time after a two-year period and restored to the Participant on such conditions and terms as the Company shall determine.

        5.7    Administration.

               (a) This Plan shall be administered by the Company. The Company shall interpret the Plan, established regulations to further the purposes of the Plan and take any other action necessary to the proper operation of the Plan. Prior to paying any benefit under the Plan, the Company may require the Participant, former Participant or Beneficiary to provide such information or material as the Company, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under the Plan. The Company may withhold payment of any benefit under the Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.

               (b) The Company shall provide adequate notice in writing to any Participant, former Participant, beneficiary or contingent beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such member, former Participant or Beneficiary for a full and fair review by the Company of its decision denying the claim. The Committee's decision on any such review shall be final and binding on the Participant, former Participant or Beneficiary and all other interested persons.

               (c) All acts and decisions of the Company shall be final and binding upon each Participant, former Participant and Beneficiary and employees of the Employer.

               (d) The Company may appoint one or more persons to act as administrator and delegate its administrative and fiduciary responsibilities to such administrator.

        5.8 Construction. For construction, one gender includes the other, and the singular and plural include each other where the meaning would be appropriate. This Plan is construed in accordance with the laws of the State of Delaware, except to the extent that the laws of the United States of America have superseded those laws. The headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provision. If a provision of this Plan is not valid, that invalidity does not affect the remaining provisions.

        5.9 Binding Upon Successors and Assigns. The provisions of the Plan shall be binding upon the Participant and the Company and their successors, assigns, heirs, executors and beneficiaries.

        5.10 Life Insurance and Funding. The Company in its discretion may apply for and procure as owner and for its own benefit insurance on the life of the Participant, in



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such amounts and in such forms as the Company may choose. The Participant shall have no interest whatsoever in any such policy or policies, but, as a condition of participation and at the request of the Company, the Participant shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

        5.11 Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by a Participant shall be in writing and in such form as the Committee shall prescribe. Such communication shall be effective upon mailing, if sent by first class mail, postage pre-paid, and addressed to the Company's office at 2980 Fairview Park Drive, Falls Church, Virginia 22043.